EXHIBIT 10.1

FIRST AMENDMENT TO
PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Amendment”) is made and entered into as of September 12, 2016 (the “Execution Date”), by and among GAHC4 IRON MOB PORTFOLIO, LLC, a Delaware limited liability company (“Buyer”), CULLMAN POB PARTNERS I, LLC, a Delaware limited liability company (“Cullman I”), CULLMAN POB II, LLC, a Delaware limited liability company (“Cullman II”), and HCP COOSA MOB, LLC, a Delaware limited liability company (“Coosa”), and consented to by Chicago Title Insurance Company (“Escrow Agent”). Cullman I, Cullman II and Coosa are sometimes each referred to herein as a “Seller” and are sometimes collectively referred to herein as “Sellers.”
R E C I T A L S

A.    WHEREAS, each of Buyer, Sellers and Escrow Agent entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of August 11, 2016 (the “Agreement”), for the purchase and sale of certain real property and improvements located in Cullman, Cullman County, Alabama and Sylacauga, Talladega County, Alabama (collectively, the “Property”) under the terms and conditions as more particularly described in the Agreement; and
B.    WHEREAS Buyer and Sellers desire to amend the Agreement as set forth herein.
A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Sellers hereby agree, and instruct Escrow Agent, as follows:

1.
Recitals and Definitions. The foregoing Recitals are true and correct and are hereby incorporated herein by reference. All terms used herein are as defined in the Agreement unless otherwise defined in the Amendment.

2.	Diligence Waivers. Buyer hereby waives its termination right under Section 4.1.3 of the Agreement.

3.	Review of Title and Survey. Buyer hereby waives its termination right under clause (i) of Section 4.2.2 of the Agreement.

4.
Assumed Service Contracts. In accordance with Section 4.4 of the Agreement, Buyer hereby elects not to assume any of the Service Contracts listed on Exhibit F-1 to the Agreement, other than the two (2) Service Contracts referenced on Exhibit F-2 of the Agreement.

5.	Amendment to Article 7. Article 7 of the Agreement is amended to add a new Section 7.5.7 as follows:
7.5.7.    CapEx and Rental Rate Credit. Buyer shall receive a credit from Sellers at Closing in the amount of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) for (i) a discrepancy in the Coosa Valley rental rate, and (ii) certain necessary capital expenditures disclosed during the Due Diligence Period.

6.	Consent of the Escrow Agent. The Escrow Agent hereby joins in the execution of this Amendment for purposes of consenting to and accepting the terms of this Amendment.

7.
Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Originals transmitted by facsimile or electronic mail shall be considered original in all respects.

8.
Governing Law. This Amendment and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Alabama, without regard to its principles of conflicts of law.

9.
Entire Agreement. The Agreement, as amended by this Amendment, including all exhibits attached and incorporated herein by reference, constitutes the entire agreement between Buyer and Sellers pertaining to the subject matter hereof and supersedes all prior discussions, agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth in the Representation Documents.

10.
Modification; Waiver. No supplement, modification, waiver or termination of or under this Amendment or any obligation hereunder shall be binding unless executed in writing by the party against whom enforcement is sought. No waiver of any provision of this Amendment shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Except as otherwise specifically set forth in this Amendment, the excuse or waiver of the performance by a party of any obligation of the other party under this Amendment shall only be effective if evidenced by a written statement signed by the party so excusing or waiving. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Sellers or Buyer of the breach of any covenant of this Amendment shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Amendment.

11.
Binding Effect. Subject to and without waiver of the provisions of the Agreement or otherwise, all of the rights, duties, benefits, liabilities and obligations of the parties under this Amendment shall inure to the benefit of, and be binding upon, their respective successors and assigns. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Amendment.

12.
Miscellaneous. All other terms and conditions of the Agreement not specifically modified or supplemented by this Amendment shall remain unchanged and in full force and effect, and the Agreement, as supplemented by this Amendment, is hereby ratified and confirmed. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.
BUYER:

GAHC4 IRON MOB PORTFOLIO, LLC, a
Delaware limited liability company

By:	Griffin-American Healthcare REIT IV
Holdings, LP, a Delaware limited partnership, its
Sole Member,

	By:	Griffin-American Healthcare REIT
IV, Inc., a Maryland corporation, its
General Partner,

		By:	/s/ Cora Lo
		Name:	Cora Lo
		Its:	Secretary

SELLERS:

CULLMAN POB PARTNERS, LLC,
a Delaware limited liability company

By:	/s/ Glenn Preston
Name: Glenn Preston
Title: SVP

CULLMAN POB II, LLC,
a Delaware limited liability company

By:	/s/ Glenn Preston
Name: Glenn Preston
Title: SVP

HCP COOSA MOB, LLC,
a Delaware limited liability company

By:	/s/ Glenn Preston
Name: Glenn Preston
Title: SVP

Signature Page to Amendment

The undersigned Escrow Agent hereby accepts the foregoing Amendment.

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ Neal J. Miranda
Name:	Neal J. Miranda, VP & Senior Counsel
HCP-SSGA to AHI #16002033 (AL-3)

Signature Page to Amendment